Exhibit 99.1

EnerSys Reports Preliminary 4th Quarter Results & Announces Quarterly Conference Call

Reading, PA, USA, May 16, 2007 - EnerSys (NYSE: ENS) the world's largest manufacturer, marketer and distributor of industrial batteries, announced today that for its 4th fiscal quarter of 2007, which ended on March 31, it expects to achieve diluted earnings per share of $0.22. This compares to diluted net earnings per share of $0.25 for the 4th fiscal quarter of 2006 and exceeds the previous guidance for the 4th fiscal quarter of 2007 of $0.15 to $0.19 per diluted share provided on February 7, 2007. Net sales for the 4th fiscal quarter of 2007 are expected to be approximately $414 million, which represents a 17% increase compared to the comparable period in the prior year. The Company anticipates releasing final 4th quarter and full year results for fiscal year 2007 on June 13, 2007.

"I am pleased with our fourth quarter financial results considering the continuing high commodity costs", said John D. Craig, Chairman, President and Chief Executive Officer of EnerSys. "Our success in realizing increased pricing, our ongoing cost reduction initiatives and strong demand for our products and services are the three major factors that led to our fourth quarter earnings." Craig added, "We expect that these factors will continue to drive our results in the first quarter of fiscal 2008."

EnerSys also announced that it will host a conference call to discuss the Company's fourth quarter and full year results for fiscal 2007 and to provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, June 14, at 9:00 a.m Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer and Michael T. Philion, Executive Vice President - Finance & Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the company's web site at http://www.enersys.com.

The conference call information is:

Date:	Thursday, June 14, 2007
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	800-599-9816
International Dial-In Number:	617-847-8705
Passcode:	98611266

A replay of the conference call will be available from 11:00 a.m. on June 14, 2007 through midnight on July 13, 2007.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888- 286-8010
International Replay Number:	617-801-6888
Passcode:	46412561

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800/538-3627; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

Forward Looking Statement

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), that are based on management's current expectations and are subject to uncertainties and changes in circumstances. The Company's actual results may differ materially from the forward-looking statements for a number of reasons. For a list of the factors, which could affect the Company's results, see "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in the Company's Quarterly Report on Form 10-Q for the third fiscal quarter ended January 1, 2006, which was filed with the U.S. Securities and Exchange Commission on February 7, 2007.